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                                                                    EXHIBIT 23.4

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in Post Effective Amendment No. 4 to the Registration Statement (Form S-3 No. 333-04219) and related Prospectuses pertaining to Premier Laser Systems, Inc. for the registration of 7,592,460 shares of its Class A Common Stock upon the exercise of Class B Warrants, 327,110 shares of its Class A Common Stock, 3,400 Class A Warrants, and 111,300 redeemable Class B Warrants, of our reports dated October 21, 1997, except for
Note 10 as to which the date is November 18, 1997, and October 11, 1996, except for Note 10 as to which the date is November 21, 1996, with respect to the financial statements of Ophthalmic Imaging Systems included in its Annual Reports (Form 10-KSB) for the years ended August 31, 1997 and 1996, respectively, and included in the Current Report on Form 8-K of Premier Laser Systems, Inc. dated February 25, 1998, filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP

Sacramento, California
March 16, 1998